As filed with the Commission on October 25, 1995 File No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                EMC CORPORATION
             (Exact name of registrant as specified in its charter)

          Massachusetts                                         04-2680009
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                              Identification No.)

                               171 South Street
                            Hopkinton, Massachusetts 01748
          (Address of principal executive offices, including zip code)

                    EMC CORPORATION 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                              Paul T. Dacier, Esq.
                       Vice President and General Counsel
                                EMC Corporation
                                171 South Street
                              Hopkinton, MA 01748
                                (508) 435-1000
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
Title of                Amount        Proposed     Proposed      Amount of
Securities              to be         maximum      maximum       registration
to be                   registered    offering     aggregate     fee
registered                            price per    offering
                                      share<F1>    price<F1>
_______________________________________________________________________________

Common Stock,           2,000,000     $13.75       $27,500,000   $9,482.75<F3>
$0.01 par value         shares<F2>
_______________________________________________________________________________
<F>
<F1>  The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of EMC Corporation Common Stock, $0.01 par value, reported on The New York Stock Exchange on October 23, 1995.

<F2>  This registration statement also relates to 5,882,700 shares of Common
      Stock previously registered and remaining unissued under Registration Statement on Form S-8, File No. 33-71598, which (as indicated below) is incorporated by reference herein.

<F3>  In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.
</F>

      EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-71598.

Item 8.            Exhibits.

Exhibit

4.1                EMC Corporation 1993 Stock Option Plan, as amended to date.

5.1                Opinion of Ropes & Gray.

24.1               Consent of Coopers & Lybrand L.L.P.

24.2               Consent of Ropes & Gray (contained
                   in the opinion filed as Exhibit 5
                   to this registration statement).

25.1 Powers of Attorney (included in Part II of this registration statement under the caption
                   "Signatures").

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Hopkinton, Massachusetts, on October 25, 1995.

                                        EMC CORPORATION



                                        By  /s/ Paul T. Dacier
                                          Paul T. Dacier
                                          Vice President and General Counsel


     Each person whose signature appears below constitutes and appoints Michael
C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated below.

Signature                        Capacity                Date

/s/ Richard J. Egan              Chairman of the         October 25, 1995
Richard J. Egan                  Board  (Principal
                                 Executive Officer)
                                 and Director

/s/ Michael C. Ruettgers         President and           October 1, 1995
Michael C. Ruettgers             Chief Executive
                                 Officer and
                                 Director

/s/ Colin G. Patteson            Vice President and      September 25, 1995
Colin G. Patteson                Chief Financial
                                 Officer and
                                 Treasurer (Principal
                                 Financial Officer)

/s/ John R. Egan                 Executive Vice          September 26, 1995
John R. Egan                     President, Sales
                                 and Marketing, and
                                 Director

/s/ William J. Teuber            Vice President and      October 10, 1995
William J. Teuber                Controller (Chief
                                 Accounting Officer)

_________________________        Director                _________ __, 1995
W. Paul Fitzgerald


/s/ Michael J. Cronin            Director                October 25, 1995
Michael J. Cronin

________________________         Director                _________ __, 1995
John F. Cunningham

/s/ Maureen E. Egan              Director                October 25, 1995
Maureen E. Egan


/s/ Joseph F. Oliveri            Director                September 27, 1995
Joseph F. Oliveri

                                 EXHIBIT INDEX


Exhibit
Number              Title of Exhibit                                  Page

4.1                 EMC Corporation 1993 Stock Option Plan, as          5
                    amended to date.

5.1                 Opinion of Ropes & Gray.                           13

24.1                Consent of Coopers & Lybrand L.L.P.                14

24.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

25.1                Powers of Attorney (included in Part II
                    of this registration statement under
                    the caption "Signatures").